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                                                                       EXHIBIT 3

                       SECURITY CAPITAL GROUP INCORPORATED

                             ARTICLES SUPPLEMENTARY

                   SERIES B CUMULATIVE CONVERTIBLE REDEEMABLE
                             VOTING PREFERRED STOCK


         Security Capital Group Incorporated, a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Board of Directors of the Corporation has classified and designated 257,642 unissued shares of Class B Common Stock, par value $0.01 per share, of the Corporation as shares of Series B Cumulative Convertible Redeemable Voting Preferred Stock (the "Series B Preferred Stock"), with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof as follows, which upon any restatement of the Corporation's charter (the "Charter") shall be made part of Article Fourth thereof, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:

         Section 1. Number of Stock and Designation. This class of preferred stock shall be designated as Series B Cumulative Convertible Redeemable Voting Preferred Stock (the "Series B Preferred Stock") and the number of shares which shall constitute such series shall not be more than 257,642 shares, par value $0.01 per share, which number may be decreased (but not below the number thereof then outstanding) from time to time by the Board of Directors.

         Section 2. Definitions. For purposes of the Series B Preferred Stock, the following terms shall have the meanings indicated:

                  "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by the Board of Directors to perform any of its responsibilities with respect to the Series B Preferred Stock.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

                  "Call Date" shall have the meaning set forth in Section 5(d).

                  "Class A Common Stock" shall mean the Class A Common Stock of the Corporation, par value $0.01 per share.

                  "Class B Common Stock" shall mean the Class B Common Stock of the Corporation, par value $0.01 per share.
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                  "Constituent Person" shall have the meaning set forth in
         Section 6(i).

                  "Conversion Price" shall mean the conversion price per share of Class B Common Stock for which each share of Series B Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section 6. The initial conversion price shall be $39.00 (equivalent to a conversion rate of 25.641026 shares of Class B Common Stock for each share of Series B Preferred Stock).

                  "Current Market Price" of publicly traded Class B Common Stock or Class A Common Stock or any other class of stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the consolidated trading system for securities listed on the New York Stock Exchange ("NYSE"), or, if such security is not listed or admitted for trading on the NYSE, on the consolidated trading system for securities listed on the principal national securities exchange on which such security is listed or admitted for trading, or, if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ, or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Chairman of the Board or the Board of Directors, or, if no such firm is regularly making a market in such security, the fair market value as determined by an independent investment banking firm selected in good faith by the Board of Directors.

                  "Dividend Payment Date" shall mean the last calendar day of March, June, September and December in each year, commencing on the first Dividend Payment Date following the Issue Date; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

                  "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include the first Dividend Payment Date following the Issue Date, and other than the Dividend Period during which any shares of Series B Preferred Stock shall be redeemed pursuant to Section 5, which shall end on and include the Call Date with respect to the shares of Series B Preferred Stock being redeemed).

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                  "Expiration Time" shall have the meaning set forth in Section
         6(g)(iv).

                  "Fair Market Value" shall mean the average of the daily Current Market Prices of a share of Class B Common Stock or Class A Common Stock, as applicable, during the five consecutive Trading Days commencing on a Trading Day selected in good faith by the Corporation, which Trading Day is not more than 20 Trading Days before, and which five Trading Days end not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Class B Common Stock or Class A Common Stock, as applicable, trades regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

                  "Fully Junior Stock" shall mean the Class A Common Stock, the Class B Common Stock and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series B Preferred Stock has preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                  "Issue Date" shall mean the date on which the applicable shares of Series B Preferred Stock were issued by the Corporation.

                  "Junior Stock" shall mean the Class A Common Stock, the Class B Common Stock and any other class or series of stock of the Corporation now or hereafter issued and outstanding over which the Series B Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

                  "Non-Electing Share" shall have the meaning set forth in
         Section 6(i).

                  "Parity Stock" shall have the meaning set forth in Section
         8(b).

                  "Person" shall mean any individual, firm, partnership, corporation, limited liability company, real estate investment trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Purchased Shares" shall have the meaning set forth in
         Section 6(g) (iv).

                  "Regulated Entity" shall mean (i) any entity that is a "bank holding company" (as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the "BHC Act")) or any non-bank subsidiary of such an entity and (ii) any entity that, pursuant to
         Section 8(a) of the International Banking Act of 1978, as amended, is subject to the provisions of the BHC Act or any non-bank subsidiary of such an entity.

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                  "Securities" and "Security" shall have the meanings set forth in Section 6(g)(iii).

                  "Series B Preferred Stock" shall have the meaning set forth in
Section 1.

                  "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Directors, the allocation of funds to be so paid on any series or class of stock of the Corporation, which funds are available to, and may legally be used by, the Corporation for such purpose; provided, however, that if any funds for any class or series of Junior Stock or any class or series of stock ranking on a parity with the Series B Preferred Stock as to the payment of dividends are paid to the holders thereof or are placed in a separate account of the Corporation or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series B Preferred Stock shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

                  "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or, if such securities are not listed or admitted for trading on any national securities exchange, on the National Market System of NASDAQ, or, if such securities are not quoted on such National Market System, in the applicable securities market in which the securities are traded, or, if such securities are not traded in any securities market, any Business Day.

                  "Transaction" shall have the meaning set forth in Section
         6(i).

                  "Transfer Agent" means the Corporation, or such agent or agents of the Corporation as may be designated by the Board of Directors or their designee, as the transfer agent, registrar and dividend disbursing agent for the Series B Preferred Stock.

         Section 3.        Dividends.

                  (a) The holders of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash in an amount per share equal to 7.0% of the liquidation preference per annum (equivalent to $70 per share). Such dividends shall begin to accrue and shall be fully cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Directors, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date following the Issue

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         Date. Each such dividend shall be payable in arrears to the holders of record of Series B Preferred Stock as they appear in the records of the Corporation at the close of business on such record dates, not less than 10 nor more than 50 days preceding the corresponding Dividend Payment Dates, as shall be fixed by the Board of Directors. Dividends paid on the Series B Preferred Stock in an amount less than the total amount of dividends accumulated and unpaid on the Series B Preferred Stock shall be declared ratably among all shares of Series B Preferred Stock then outstanding. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not less than 10 nor more than 50 days preceding the corresponding payment date, as may be fixed by the Board of Directors. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to the Series B Preferred Stock which remains payable. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

                  (b) The amount of dividends payable for each full Dividend Period on the Series B Preferred Stock shall be computed by dividing by four the amount per share per annum set forth in Section 3(a). The amount of dividends payable for the initial Dividend Period, or any other period shorter than a full Dividend Period (including, in the case of any redemption, on any Call Date), on the Series B Preferred Stock shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series B Preferred Stock.

                  (c) So long as any shares of Series B Preferred Stock are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Stock), except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Stock for the then current Dividend Period and for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Series B Preferred Stock and all dividends declared upon any class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Stock and accumulated and unpaid on such Parity Stock.

                  (d) So long as any shares of Series B Preferred Stock are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Stock) shall be

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         declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Stock, nor shall any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Stock) by the Corporation or any majority-owned subsidiary of the Corporation, directly or indirectly (except by conversion into or exchange for Fully Junior Stock), unless in each case (i) the full cumulative dividends on all outstanding shares of Series B Preferred Stock and any Parity Stock of the Corporation shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series B Preferred Stock and all past dividend periods with respect to such Parity Stock and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Stock and the current dividend period with respect to such Parity Stock.

         Section 4.        Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, the holders of Series B Preferred Stock shall be entitled to receive $1,000 per share of Series B Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but after payment in full of such amounts, such holders in their capacity as such shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series B Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series B Preferred Stock and any such Parity Stock ratably in accordance with the respective amounts that would be payable on the Series B Preferred Stock and any such Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations, real estate investment trusts or other entities, (ii) a sale, lease or conveyance of all or substantially all of the Corporation's property or business or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation, but Section 6(i) shall apply to any such transaction, if applicable by its terms.

                  (b) Subject to the rights of the holders of any series or class of stock ranking on a parity with or prior to the Series B Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of the Series B Preferred Stock, as provided in this Section 4, any series or class of Junior Stock shall, subject to the

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         respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Series B Preferred Stock shall not be entitled to share therein.

         Section 5.        Redemption at the Option of the Corporation.

                  (a) The Series B Preferred Stock shall not be redeemable by the Corporation prior to the fifth anniversary of the applicable Issue Date. On and after the fifth anniversary of the applicable Issue Date, the Corporation, at its option, may redeem the Series B Preferred Stock, in whole at any time or from time to time in part at the option of the Corporation:

                           (i) at a redemption price of $1,000 per share of
                  Series B Preferred Stock, payable in cash, plus the amounts indicated in Section 5(b); or

                           (ii) at the Corporation's option, by issuing and
                  delivering to each holder of Series B Preferred Stock to be redeemed the number of fully paid and non-assessable shares of Class B Common Stock obtained by dividing the aggregate liquidation preference (excluding any accrued and unpaid dividends, which shall be paid in cash as provided in Section 5(b)) of the shares of Series B Preferred Stock to be redeemed from such holder by the Conversion Price (as in effect at the close of business on the day preceding the Call Date); provided, however, that the Corporation may redeem Series B Preferred Stock pursuant to this Section 5(a)(ii) only if for 20 or more Trading Days within the period of 30 consecutive Trading Days ending on the day prior to the date on which notice of such redemption is given, the Current Market Price of the Class B Common Stock on each of such 20 or more Trading Days equals or exceed the Conversion Price in effect on such Trading Day; provided, further, that the holders of any shares of Series B Preferred Stock to be so redeemed shall comply with the provisions of Section 6 in the same manner as if they were voluntarily converting such shares pursuant to Section 6 on the Call Date, and the provisions of Section 6 shall govern such redemption in the same manner as if holders of the shares of Series B Preferred Stock to be redeemed were voluntarily converting such shares pursuant to Section 6 on the Call Date; provided, further, that the Corporation shall not exercise the option provided in this clause (ii) if a Regulated Entity is the holder of any Series B Preferred Stock to be redeemed and the acquisition, holding or ownership of the shares of Class B Common Stock to be delivered to such holder as provided in this clause (ii), when aggregated with any and all other securities of the Corporation held by such holder at the redemption date, would, in the reasonable judgment of such holder, result in a violation of, or not otherwise be consistent with, the BHC Act or any other applicable law.

                  (b) Upon any redemption of Series B Preferred Stock pursuant to this Section 5, the Corporation shall pay in cash all accrued and unpaid dividends, if any,

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         thereon to the Call Date, without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of shares of Series B Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

                  (c) If full cumulative dividends on the Series B Preferred Stock and any class or series of Parity Stock of the Corporation have not been declared and paid or declared and set apart for payment, the Series B Preferred Stock may not be redeemed under this Section 5 in part and the Corporation may not purchase or acquire any Series B Preferred Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Stock.

                  (d) Notice of the redemption of any Series B Preferred Stock under this Section 5 shall be mailed by first-class mail, postage prepaid, to each holder of record of Series B Preferred Stock to be redeemed at the address of each such holder as shown on the Corporation's records, not less than 60 nor more than 90 days prior to the date fixed for redemption (the "Call Date"). Neither the failure to mail any notice required by this Section 5(d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of shares of Series B Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price and whether such redemption price is to be paid in cash or by delivering Class B Common Stock; (4) the place or places at which certificates for such shares are to be surrendered (which shall be in the continental United States); (5) the then-current Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Corporation shall fail to make available an amount of cash or Class B Common Stock necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the shares of Series B Preferred Stock so called for redemption shall cease to accrue, (ii) such shares shall no longer be deemed to be outstanding and (iii) all rights of the holders thereof as holders of Series B Preferred Stock shall cease (except the rights to convert and to receive cash or Class B Common Stock payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Corporation's obligation to provide cash or Class B Common Stock in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Corporation shall deposit with a bank or trust company located in the continental United States that has capital and surplus of at least

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         $50,000,000, cash or certificates representing shares of Class B Common
         Stock necessary for such redemption, in trust for the pro rata benefit of the holders of the shares called for redemption, with irrevocable instructions that such cash or Class B Common Stock be applied to the redemption of the shares of Series B Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holders of shares of Series B Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Corporation, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

                  (e) Against presentation and surrender in accordance with the notice described in Section 5(d) of the certificates for any shares of Series B Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such shares shall be redeemed and paid by the Corporation at the redemption price set forth in Section 5. If fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series B Preferred Stock not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares of Series B Preferred Stock represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

                  Section 6. Conversion. Holders of shares of Series B Preferred Stock shall have the right to convert all or a portion of such shares into Class B Common Stock at any time, as follows:

                  (a) Subject to and upon compliance with the provisions of this
         Section 6, a holder of shares of Series B Preferred Stock shall have the right, at his or her option, at any time to convert such shares into the number of fully paid and non-assessable shares of Class B Common Stock obtained by dividing the aggregate liquidation preference of such shares by the Conversion Price (as in effect at the time and on the date provided for in Section 6(e)) by surrendering such shares to be converted, such surrender to be made in the manner provided in
         Section 6(b); provided, however, that the right to convert shares called for redemption pursuant to Section 5 shall terminate at the close of business on the third day prior to the Call Date fixed for such redemption, unless the Corporation shall default in making payment of the cash or Class B Common Stock payable upon such redemption under
         Section 5.

                  (b) In order to exercise the conversion right, the holder of each share of Series B Preferred Stock to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent, accompanied by written notice to the Corporation that the holder thereof elects

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         to convert such share of Series B Preferred Stock. Unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series B Preferred Stock is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

                  (c) Holders of shares of Series B Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, shares of Series B Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of a notice of redemption with respect to a Call Date during such period, such shares of Series B Preferred Stock being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the portion of the dividend payable on such shares on such Dividend Payment Date with respect to the period from the date of surrender for conversion to such Dividend Payment Date. A holder of shares of Series B Preferred Stock on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into shares of Class B Common Stock on the corresponding Dividend Payment Date will receive the dividend payable by the Corporation on such shares of Series B Preferred Stock on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of such shares of Series B Preferred Stock for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of Series B Preferred Stock or for dividends on the Class B Common Stock issued upon such conversion.

                  (d) As promptly as practicable after the surrender of certificates for shares of Series B Preferred Stock as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full shares of Class B Common Stock issuable upon the conversion of such shares in accordance with the provisions of this
         Section 6, and any fractional interest in respect of Class B Common Stock arising upon such conversion shall be settled as provided in
         Section 6(f).

                  (e) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series B Preferred Stock shall have been surrendered and such notice shall have been received by the Corporation as aforesaid (and if applicable, payment of an amount equal to the dividend payable on such shares shall have been received by the Corporation as provided in Section 6(c)), and the person or persons in whose name or names any certificate or

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         certificates for shares of Class B Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares of Series B Preferred Stock shall have been surrendered and such notice received by the Corporation.

                  (f) No fractional shares or scrip representing fractional interests in respect of Class B Common Stock shall be issued upon conversion of Series B Preferred Stock. Instead of any fractional interest in respect of Class B Common Stock that would otherwise be deliverable upon the conversion of a share of Series B Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash equal to the Current Market Price of the Class B Common Stock on the Trading Day immediately preceding the date of conversion multiplied by such fractional interest. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Class B Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered.

                  (g) The Conversion Price shall be adjusted from time to time as follows:

                           (i) If the Corporation shall after May 6, 1998 (A)
                  pay a dividend or make a distribution on the Class B Common Stock in Class B Common Stock, (B) subdivide the outstanding Class B Common Stock into a greater number of shares or (C) combine the outstanding Class B Common Stock into a smaller number of shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or distribution or at the opening of business on the Business Day next following the day on which such subdivision or combination becomes effective, as the case may be, shall be adjusted so that the holder of any Series B Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Class B Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above as if such Series B Preferred Stock had been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision or combination. Adjustments made pursuant to this Section 6(g)(i) shall be made successively whenever any event listed above shall occur and shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in Section 6(l)) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision or combination.

                           (ii) If the Corporation shall after May 6, 1998 issue
                  rights, options or warrants to all holders of Class B Common Stock entitling them (for a period expiring within 45 days after the record date described below) to subscribe for or purchase Class B Common Stock at a price per share less than 94% (100% if a stand-by underwriter is used and charges the Corporation a commission) of the Fair Market Value per share of Class B Common Stock on the record date for the determination of stockholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the Business Day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by
                  (B) a fraction, the numerator of which shall be the sum of (x) the number of shares of Class B Common Stock outstanding at the close of business on the date fixed for such determination and (y) the number of shares of Class B Common Stock that the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for Class B Common Stock would purchase at 94% of such Fair Market Value (or 100% in the case of a stand-by underwriting), and the denominator of which shall be the sum of (x) the number of shares of Class B Common Stock outstanding at the close of business on the date fixed for such determination and (y) the number of additional shares of Class B Common Stock offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustments shall be made successively whenever such rights, options or warrants are issued and shall become effective immediately after the opening of business on the day next following such record date (except as provided in Section 6(l)). In the event that all the shares of Class B Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights, options or warrants, upon the expiration of such rights, options or warrants the Conversion Price shall be readjusted to the Conversion Price which would have been in effect if the numerator and denominator of the foregoing fraction and the resulting adjustment had been based upon the number of shares of Class B Common Stock actually delivered upon the exercise of such rights, options or warrants, rather than upon the number of shares of Class B Common Stock offered for subscription or purchase. In determining whether any rights, options or warrants entitle the holders of Class B Common Stock to subscribe for or purchase Class B Common Stock at less than 94% of such Fair Market Value (or 100% in the case of a stand-by underwriting), there shall be taken into account any consideration received by the Corporation upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors.

                           (iii) If the Corporation shall distribute to all
                  holders of Class B Common Stock any stock of the Corporation (other than Class B Common Stock) or assets or evidences of its indebtedness (excluding cash dividends or distributions paid with respect to the Class B Common Stock from the Corporation's retained earnings) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of Class B Common Stock entitling them for a period expiring within 45 days after the record date referred to in
                  Section 6(g)(ii) to subscribe for or purchase Class B Common Stock, which rights and warrants are referred to in and treated under Section 6(g)(ii)) (any of the foregoing being referred to collectively as the "Securities" and individually as a "Security"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (x) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by (y) a fraction, the numerator of which shall be the Fair Market Value per share of Class B Common Stock on the record date described below less the then fair market value (as determined in good faith by the Board of Directors) of the portion of the stock or assets or evidences of indebtedness so distributed or of such rights, options or warrants applicable to one share of Class B Common Stock, and the denominator of which shall be the Fair Market Value per share of Class B Common Stock on the record date described below. Such adjustments shall be made successively whenever any such distribution is made and shall become effective immediately at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such distribution (except as provided in Section 6(l)). For the purposes of this Section 6(g)(iii), the distribution of a Security, which is distributed not only to the holders of Class B Common Stock on the date fixed for the determination of stockholders entitled to such distribution of such Security, but also is distributed with each share of Class B Common Stock delivered to a Person converting a share of Series B Preferred Stock after such determination date, shall not require an adjustment of the Conversion Price pursuant to this Section 6(g)(iii); provided that on the date, if any, on which a person converting a share of Series B Preferred Stock would no longer be entitled to receive such Security with a share of Class B Common Stock (other than as a result of the termination of all such Securities or, in the case of a Security that is a right, option or warrant, the date, if any, on which such right, option or warrant shall have expired or shall no longer be exercisable on its original terms, subject to customary anti-dilution provisions), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this Section 6(g)(iii) (and such day shall be deemed to be "the date fixed for the determination of the stockholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

                           (iv) In case a tender or exchange offer made by the
                  Corporation or any subsidiary of the Corporation for all or any portion of the Class B Common Stock shall expire and such tender or exchange offer shall involve the payment by the Corporation or such subsidiary of consideration per share of Class B Common Stock having a fair market value (as determined in good faith by the Board of Directors), at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer, that exceeds the Current Market Price per share of Class B Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that it shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this Section 6(g)(iv) by a fraction, the numerator of which shall be the number of shares of Class B Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time, multiplied by the Current Market Price per share of Class B Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator of which shall be the sum of (A) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any maximum, being referred to as the "Purchased Shares") and (B) the product of the number of shares of Class B Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per share of Class B Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

                           (v) No adjustment in the Conversion Price shall be
                  required pursuant to this Section 6(g) unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this Section 6(g)(v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 6 (other than this Section 6(g)(v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Class B Common Stock. Notwithstanding any other provisions of this Section 6 (including Section 6(h)), the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any Class B Common Stock pursuant to any customary plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Class B Common Stock under such plan. All calculations under this Section 6 (including Section 6(h)) shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-thousandth of a share (with .0005 of a share being rounded upward), as the case may be. Anything in this Section 6(g) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this
                  Section 6(g) and Section 6(h), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of stock, reclassification or combination of stock, distribution of rights or warrants to purchase stock or securities, or distribution of other assets (other than cash dividends) hereafter made by the Corporation to its stockholders shall not be taxable.

                           (vi) For purposes of this Section 6(g), shares of
                  Class B Common Stock held in treasury shall not be deemed outstanding.

                  (h) In addition to the adjustments provided in Section 6(g), if the Corporation shall after May 6, 1998 issue additional shares of Class B Common Stock (or securities convertible into or exchangeable for shares of Class B Common Stock or any options, warrants or other rights to acquire shares of Class B Common Stock) at a price per share less than the Fair Market Value per share of Class B Common Stock on the date of such issuance or over a reasonable and customary period preceding such issuance date or the date such issuance is approved by the Board of Directors (except as provided in Section 6(g) and except for (i) options or share awards outstanding on May 6, 1998 or thereafter issued or granted to directors, officers, employees and service providers of the Corporation and its affiliates pursuant to any employee benefit stock offering, plan, agreement or arrangement approved by the Board of Directors; (ii) shares of Class A Common Stock
         (A) outstanding on May 6, 1998, (B) issued upon exercise of options, share awards or warrants outstanding on May 6, 1998 or thereafter issued or granted to directors, officers, employees or service providers of the Corporation and its affiliates pursuant to any employee benefit stock offering, plan, agreement or arrangement approved by the Board of Directors, (C) issued upon conversion of convertible subordinated debentures or other convertible securities of the Corporation outstanding on May 6, 1998 or (D) issued at any time at a price per share not less than the Fair Market Value per share of Class A Common Stock on the date of such issuance or over a reasonable and customary period preceding such issuance date or the date such issuance is approved by the Board of Directors; (iii) convertible subordinated debentures of the Corporation outstanding on May 6, 1998;
         (iv) other convertible securities of the Corporation outstanding on May 6, 1998; (v) warrants outstanding on May 6, 1998; and (vi) shares of Class A Common Stock or Class B Common Stock issued at any time (A) at a price per share not less than 94% of the Fair Market Value per share on the date of such issuance or over a reasonable and customary period preceding such issuance date or the date such issuance is approved by the Board of Directors, if the Corporation does not incur any underwriting discounts or commissions in connection with such offering; or (B) in an offering in which the proceeds per share to the Corporation from such sale, reduced by any underwriting discounts and commissions incurred by the Corporation in connection with such offering (but not reduced by any other expenses), are not less than 94% of the Fair Market Value per share on the date of such issuance or over a reasonable and customary period preceding such issuance date or the date such issuance is approved by the Board of Directors), other than issuances for which an adjustment is made pursuant to other adjustment provisions of this Section 6, then the Conversion Price in effect at the opening of business on the Business Day next following such issuance date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (x) the number of shares of Class B Common Stock outstanding at the close of business on the date fixed for such determination and (y) the number of shares of Class B Common Stock that the aggregate proceeds to the Corporation from such issuance or from the conversion, exchange or exercise of such convertible or exchangeable securities, options, warrants or other rights would purchase at Fair Market Value, and the denominator of which shall be the sum of (x) the number of shares of Class B Common Stock outstanding at the close of business on the date fixed for such determination and
         (y) the number of additional shares of Class B Common Stock issued or the maximum number initially issuable upon conversion, exchange or exercise of such convertible or exchangeable securities, options, warrants or other rights; provided that (i) the determination as to whether an adjustment is required to be made pursuant to this Section 6(h) shall only be made upon the issuance of such shares of Class B Common Stock or such convertible or exchangeable securities, options, warrants or other rights and not upon the issuance of the Class B Common Stock into which such convertible or exchangeable securities convert or exchange or the Class B Common Stock underlying such options, warrants or other rights, (ii) all shares of Class B Common Stock issuable upon conversion, exchange or exercise of outstanding convertible or exchangeable securities, options, warrants or other rights shall be deemed outstanding and (iii) if any such convertible or exchangeable securities, options, warrants or rights that shall have given rise to an adjustment pursuant to this Section 6(h) shall have expired or terminated without the exercise thereof, then the Conversion Price shall be readjusted to the Conversion Price which would have been in effect if the numerator and denominator of the foregoing fraction and the resulting adjustment had been based upon the number of shares of Class B Common Stock actually issued upon the conversion, exchange or exercise thereof, rather than upon the maximum number of shares of Class B Common Stock initially so issuable. Such adjustments shall be made successively whenever such additional shares of Class B Common Stock or convertible or exchangeable securities, options, warrants or other rights are issued and shall become effective on the day next following such issuance date (except as provided in Section 6(l)). In determining whether additional shares are issued or issuable at less than the Fair Market Value, the consideration received by the Corporation shall not be reduced by any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation in connection with the issuance thereof and the value of any consideration other than cash shall be determined in good faith by the Board of Directors. In determining whether any security convertible, exchangeable or exercisable into Class B Common Stock has been issued at a price per share less than the Fair Market Value, there shall be taken into account any consideration received by the Corporation upon issuance and upon conversion, exchange or exercise of such security, the value of such consideration, if other than cash, to be determined in good faith by the Board of Directors. No adjustment in the Conversion Price shall be required pursuant to this Section 6(h) unless such adjustment would require a cumulative decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this sentence are not required to be made shall be carried forward and taken into account when any subsequent adjustment is made. For purposes of this Section 6(h), shares of Class B Common Stock held in treasury shall not be deemed outstanding.

                  (i) If the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all shares of Class B Common Stock, sale of all or substantially all of the Corporation's assets or reorganization, reclassification or recapitalization of the Class B Common Stock and excluding any transaction to which Section 6(g)(i) applies) (each of the foregoing being referred to as a "Transaction"), in each case as a result of which all or substantially all shares of Class B Common Stock are converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Series B Preferred Stock which is not redeemed or converted into the right to receive stock, securities or other property prior to such Transaction shall thereafter be convertible into the kind and amount of stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares of Class B Common Stock into which one share of Series B Preferred Stock was convertible immediately prior to such Transaction, assuming such holder of Class B Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of stock, securities and other property (including cash) receivable upon such Transaction is not the same for each share of Class B Common Stock held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised (a "Non-Electing Share"), then for the purpose of this Section 6(i) the kind and amount of stock, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 6(i), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of Series B Preferred Stock that will contain provisions enabling the holders of the shares of Series B Preferred Stock that remain outstanding after such Transaction to convert into the consideration received by holders of Class B Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this Section 6(i) shall similarly apply to successive Transactions.

                  (j)      If:

                           (i) the Corporation shall declare a dividend (or any other distribution) on the Class B Common Stock; or

                           (ii) the Corporation shall authorize the granting to
                  the holders of Class B Common Stock of rights, options or warrants to subscribe for or purchase any stock of any class or any other rights, options or warrants; or

                           (iii) there shall be any reorganization,
                  reclassification or recapitalization of the Class B Common Stock (other than a transaction to which Section 6(g)(i) applies) or any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or a statutory share exchange, or a self tender offer by the Corporation for all or substantially all of the outstanding shares of Class
                  B Common Stock or the sale or transfer of all or substantially all of the Corporation's assets; or

                           (iv) there shall occur the voluntary or involuntary
                  liquidation, dissolution or winding up of the Corporation;

         then the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of record of Series B Preferred Stock at their addresses as shown on the records of the Corporation, as promptly as possible, but at least 20 days prior to the applicable date hereinafter described, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Class B Common Stock of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined or (B) the date on which such reorganization, reclassification, recapitalization, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Class B Common Stock of record shall be entitled to exchange their Class B Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 6.

                  (k) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. As soon as practicable after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holders of record of Series B Preferred Stock at their addresses as shown on the records of the Corporation.

                  (l) In any case in which Section 6(g) provides that an adjustment shall become effective on the day next following the record date for an event, the Corporation may defer (but only until the earlier of five business days following the mailing of the notice described in Section 6(k) and ten business days following such record date) (A) issuing to the holder of any Series B Preferred Stock converted after such record date the additional Class B Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Class B Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fractional interest pursuant to Section 6(f); and in lieu of the shares the issuance of which is so deferred, the Corporation shall issue due bills or other appropriate evidence of the right to receive such shares.

                  (m) There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 6. If any action would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 6, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

                  (n) If the Corporation shall take any action affecting the Class B Common Stock, other than action described in this Section 6, that in the opinion of the Board of Directors would materially and adversely affect the conversion rights of the holders of Series B Preferred Stock, the Conversion Price for the Series B Preferred Stock may be reduced, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors, in its sole discretion, may determine to be equitable in the circumstances.

                  (o) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of the authorized but unissued shares of Class B Common Stock, for the purpose of effecting conversion of the Series B Preferred Stock, the full number of shares of Class B Common Stock deliverable upon the conversion of all outstanding shares of Series B Preferred Stock not theretofore converted. For purposes of this Section 6(o)(i), the number of shares of Class B Common Stock that shall be deliverable upon the conversion of all outstanding Series B Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                           (ii) The Corporation covenants that any shares of
                  Class B Common Stock issued upon conversion of the Series B Preferred Stock shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the shares of Class B Common Stock deliverable upon conversion of the Series B Preferred Stock, the Corporation will take any action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Class B Common Stock at such adjusted Conversion Price.

                           (iii) The Corporation shall use its best efforts to
                  list the shares of Class B Common Stock required to be delivered upon conversion of the Series B Preferred Stock, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding shares of Class B Common Stock are listed at the time of such delivery.

                           (iv) Prior to the delivery of any securities that the
                  Corporation shall be obligated to deliver upon conversion of the Series B Preferred Stock, the Corporation shall use its best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

                  (p) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Class B Common Stock or other securities or property on conversion of the Series B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Class B Common Stock or other securities or property in a name other than that of the holder of the Series B Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

                  (q) Notwithstanding any other provision of this Section 6, the conversion rights of any holder of Series B Preferred Stock that is a Regulated Entity shall be limited as follows: (i) a Regulated Entity may not convert a share of Series B Preferred Stock if such conversion would result in the Regulated Entity owning securities of the Corporation (including any other securities of the Corporation then held by such holder) which in the aggregate represent 5% or more of the votes entitled to be cast in any matter brought for a vote before shareholders pursuant to and as provided in these Articles Supplementary (other than a matter brought for a vote as to which the Series B Preferred Stock has the right to vote as a separate class under Section 9(a) or applicable law); and (ii) any shares of Series B Preferred Stock held by such Regulated Entity in excess of the number of shares which may then be converted as described in clause (i) shall not be convertible into shares of Class B

         Common Stock until such time, if any, as (and to the extent that) such shares may be converted by such holder in accordance with clause (i).

         Section 7. Stock To Be Retired. All shares of Series B Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Series B Preferred Stock.

         Section 8. Ranking. Any class or series of stock of the Corporation shall be deemed to rank:

                  (a) prior to the Series B Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Stock;

                  (b) on a parity with the Series B Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series B Preferred Stock, if the holders of such class or series and the Series B Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Stock");

                  (c) junior to the Series B Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior Stock; and

                  (d) junior to the Series B Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Stock.

         Section 9.        Voting.

         (a) So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Corporation's Charter, the affirmative vote or consent of at least a majority of the votes entitled to be cast by the holders of Series B Preferred Stock at the time outstanding shall be necessary for effecting or validating:

                  (i) Any amendment, alteration or repeal of any of the provisions of these Articles Supplementary that adversely affects the powers, rights or preferences of the holders of Series B Preferred Stock; provided, however, that the amendment of the provisions of the Corporation's Charter so as to authorize or create or to increase the authorized amount of, any Fully Junior Stock, Junior Stock that is not senior in any respect to the Series B Preferred Stock, or any stock of any class ranking on a parity with the Series B Preferred Stock shall not be deemed to adversely affect the powers, rights or preferences of the holders of Series B Preferred Stock; or

                  (ii) The authorization, reclassification or creation of, or the increase in the authorized amount of, any stock of any class or any security convertible into stock of any class ranking prior to the Series B Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation or in the payment of dividends;

provided, however, that no such vote of the holders of Series B Preferred Stock shall be required pursuant to Section 9(a)(i) or 9(a)(ii) if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior stock or convertible security is to be made, as the case may be, the Series B Preferred Stock is redeemable and provision is made for the redemption of all shares of Series B Preferred Stock at the time outstanding and an amount of cash necessary to effect such redemption is deposited with a bank or trust company located in the continental United States that has capital and surplus of at least $50,000,000, in trust for the pro rata benefit of the holders of the shares called for redemption, with irrevocable instructions that such cash be applied to the redemption of the shares of Series B Preferred Stock so called for redemption.

         (b) The holders of Series B Preferred Stock shall be entitled to vote on the matters set forth in this Section (9)(b) (if and only if the holders of Class B Common Stock are entitled to vote on any such matter), voting together as a single class with the holders of Class B Common Stock and the holders of any other class or series of stock having the right to vote together with the holders of Class B Common Stock on any such matter, except for matters on which the holders of Series B Preferred Stock are entitled to vote as a separate class under Section 9(a) or applicable law. The holder of each share of Series B Preferred Stock shall be entitled to a number of votes equal to the number of shares of Class B Common Stock into which such share of Series B Preferred Stock could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest one-tenth of a vote, on the following matters (if and only if the holders of Class B Common Stock are entitled to vote on any such matter):

                  (i) Any amendment, alteration or repeal of any of the provisions of the Corporation's Charter; or

                  (ii) A consolidation with or merger of the Corporation into another entity, or a consolidation with or merger of another entity into the Corporation, or a sale or transfer of all or substantially all of the Corporation's assets, or the liquidation or dissolution of the Corporation;

provided, however, that the holders of Series B Preferred Stock shall not be entitled to vote on the matters set forth in Section 9(b)(i) if, at or prior to the time when such amendment, alteration or repeal is to take effect, provision is made for the redemption of all shares of Series B Preferred Stock at the time outstanding and an amount of cash necessary to effect such redemption is deposited with a bank or trust company located in the continental United States that has capital and surplus of at least $50,000,000, in trust for the pro rata benefit of the holders of the shares called for redemption, with irrevocable instructions that such cash be applied to the redemption of the shares of Series B Preferred Stock so called for redemption.

         (c) The holder of each share of Series B Preferred Stock shall be entitled to a number of votes equal to one-half of the number of shares of Class B Common Stock into which such share of Series B Preferred Stock could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest one-tenth of a vote, on all matters submitted to a vote of the stockholders of the Corporation except for those matters set forth in
Section 9(a) or 9(b), voting together as a single class with the holders of Class B Common Stock and the holders of any other class or series of stock having the right to vote together with the holders of Class B Common Stock on any such matter, except for matters on which the holders of Series B Preferred Stock are entitled to vote as a separate class under Section 9(a) or applicable law.

         (d) For purposes of any matter on which the holders of Series B Preferred Stock are entitled to vote as a separate class under Section 9(a) or applicable law, each share of Series B Preferred Stock shall have one vote per share, except that when any other series of preferred stock shall have the right to vote together with the Series B Preferred Stock as a single class on any matter under applicable law (other than on matters specifically set forth in Section 9(a)), then the Series B Preferred Stock and such other series shall have with respect to such matters one vote per $1,000 of stated liquidation preference.

         (e) Notwithstanding any other provision of this Section 9, the voting rights of any holder of Series B Preferred Stock that is a Regulated Entity shall be limited as follows: (i) a Regulated Entity may not vote a share of Series B Preferred Stock if such vote would result in the Regulated Entity controlling 5% or more of the votes entitled to be cast in any matter brought for a vote before shareholders pursuant to and as provided in these Articles Supplementary (other than a matter brought for a vote as to which the Series B Preferred Stock has the right to vote as a separate class under Section 9(a) or applicable law); and (ii) any shares of Series B Preferred Stock held by such Regulated Entity in excess of the number of shares which may then be voted as described in clause (i) shall not be entitled to vote (except as set forth in Section 9(a) or under applicable law) until such time, if any, as (and to the extent that) such shares may be voted by such holder in accordance with clause
(i).

         (f) Notice of any matter which will be submitted to a vote of the stockholders of the Corporation shall be mailed by first-class mail to each holder of record of Series B Preferred Stock at the address of each such holder as shown on the Corporation's records, not less than

10 nor more than 90 days prior to the record date for determining the stockholders entitled to vote on such matter.

         Section 10. Transferability. Notwithstanding any other provision contained in these Articles Supplementary, if a holder of the Series B Preferred Stock is a Regulated Entity, such holder may transfer the Series B Preferred Stock only under the following circumstances: (i) in a transfer to one or more underwriters or dealers in connection with, and in order to effect, a broad and dispersed public distribution of such shares of Series B Preferred Stock (or of the shares of Class B Common Stock into which such shares of Series B Preferred Stock may be converted); (ii) in a transfer to a vendee, assignee or other transferee in one or more transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933; provided, however, that the aggregate number of shares of Series B Preferred Stock transferred to any single vendee, assignee or other transferee (including their respective affiliates, as the case may be) in any such transaction or transactions shall be limited to that number of shares which would not, whether before or after the conversion thereof into shares of Class B Common Stock in accordance with the terms of these Articles Supplementary, permit the acquisition of shares of Series B Preferred Stock (and/or Class B Common Stock, as the case may be) entitled to cast, in the aggregate, as of the time of such transfer, more than 2% of the aggregate number of votes entitled to be cast on any matter submitted to a vote before shareholders pursuant to and as provided in these Articles Supplementary (other than a matter brought for a vote as to which the Series B Preferred Stock has the right to vote as a separate class under Section 9(a) or applicable law);
(iii) in a transfer to a person if such person already owns or has negotiated to purchase at least a majority of the Class B Common Stock (not including the sale of such Series B Preferred Stock by the Regulated Entity); (iv) in a transfer to the Corporation; (v) in a transfer to an affiliate of such holder or to any other Regulated Entity; or (vi) in any method of transfer permitted by the Board of Governors of the Federal Reserve System.

         Section 11. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any shares of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

         Section 12. Sinking Fund. The Series B Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.

         SECOND: The Series B Preferred Stock has been classified and designated by the Board of Directors under the authority contained in Article Fourth of the Corporation's Charter.

         THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

         FOURTH: The undersigned duly authorized officer acknowledges these Articles Supplementary to be the act of the Corporation and as to all other matters or facts required to be verified under oath, acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by the undersigned duly authorized officer and attested to by its Secretary on this 6th day of May, 1998


                               SECURITY CAPITAL GROUP INCORPORATED



                               By:  /s/ William D. Sanders
                                  ------------------------------------------
                               Name:    William D. Sanders
                                    ----------------------------------------
                               Title:   Chairman and Chief Executive Officer
                                     ---------------------------------------


ATTEST:


By:  /s/ Jeffrey A. Klopf
   --------------------------
         Jeffrey A. Klopf
         Secretary